PRESS RELEASE
March 29, 2012

Century Casinos, Inc. Announces Fourth Quarter 2011 Results

Colorado Springs, Colorado – March 29, 2012 – Century Casinos, Inc. (NASDAQ Capital Market® and Vienna Stock Exchange: CNTY) today announced its financial results for the three months and year ended December 31, 2011.

Fourth Quarter 2011 Highlights

●	Net operating revenue was $17.6 million, a 13% increase compared to the three months ended December 31, 2010.

●	Adjusted EBITDA* was $2.3 million, a 70% increase from the three months ended December 31, 2010.

	For the Three Months				For the Year
Amounts in thousands, except share and per share data	Ended December 31,				Ended December 31,
Consolidated Results:	2011	2010		% Change	2011	2010		% Change
Net operating revenue	$17,603	$15,631		13%	$70,866	$60,692		17%
Earnings from operations	984	(367)		368%	4,265	1,067		300%
Net earnings**	590	830		(29%)	3,021	1,022		196%

Adjusted EBITDA*	$2,329	$1,367		70%	$10,692	$7,909		35%

Earnings per share:
Basic	$0.03	$0.04	**	(25%)	$0.13	$0.04	**	225%
Diluted	$0.03	$0.03	**	0%	$0.13	$0.04	**	225%
Weighted-average common shares:
Basic	23,877,362	23,701,249			23,891,874	23,613,612
Dilutive	24,044,231	23,887,634			24,070,634	23,795,358

** Net earnings results for the three months and year ended December 31, 2010, include a $1.2 million gain on bargain purchase associated with our Century Casino Calgary acquisition.

"We are pleased to report that 2011 revenue, adjusted EBITDA and net earnings significantly exceeded last year’s results. Throughout the fourth quarter and full year, customer spending at our facilities improved despite widespread economic concerns and volatility in the capital markets. We also continued to make progress across the organization in enhancing operating efficiencies and maintaining a disciplined approach to marketing." said Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos. “With substantial cash flow being generated from our current operations, we continue to actively monitor and conservatively manage our capital structure, which provides us with the financial flexibility to leverage our balance sheet for growth in other domestic and international gaming opportunities. We are encouraged by our 2011 performance and indications for general economic improvements in 2012. Our operational performance in the first quarter of 2012 indicates a continuation of the positive trends experienced last year,” they continued.

*See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.
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Three Months and Year Ended December 31, 2011 Results

Net operating revenue increased by a total of $2.0 million, or 13%, for the three months ended December 31, 2011 compared to the three months ended December 31, 2010 and by a total of $10.2 million, or 17%, for the year ended December 31, 2011 compared to the year ended December 31, 2010. Following is a summary of the change in net operating revenue by property or category for the three months and year ended December 31, 2011 compared to the three months and year ended December 31, 2010, respectively:

	Net Operating Revenue
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2011	vs. 2010	2011	vs. 2010
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$0.4	7%	$2.1	9%
Century Casino, Calgary	0.4	18%	2.1	26%
Century Casino & Hotel, Central City	0.2	4%	0.6	4%
Century Casino & Hotel, Cripple Creek	0.2	9%	1.9	18%
Cruise Ships & Aruba	0.8	80%	3.5	119%
Total	$2.0	13%	$10.2	17%

Earnings from operations increased by a total of $1.3 million, or 368%, for the three months ended December 31, 2011 compared to the three months ended December 31, 2010 and by a total of $3.2 million, or 300%, for the year ended December 31, 2011 compared to the year ended December 31, 2010. Following is a summary of the change in earnings from operations by property or category for the three months and year ended December 31, 2011 compared to the three months and year ended December 31, 2010, respectively:

	Earnings from Operations
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2011	vs. 2010	2011	vs. 2010
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$0.2	17.0%	$1.0	18.7%
Century Casino, Calgary	0.4	129.2%	0.3	65.8%
Century Casino & Hotel, Central City	0.3	209.5%	0.2	19.5%
Century Casino & Hotel, Cripple Creek	0.1	156.7%	0.9	206.0%
Cruise Ships & Other	0.2	443.2%	0.5	885.5%
Corporate Other	0.1	6.6%	0.3	4.9%
Total	$1.3	368.0%	$3.2	300.0%

*See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.
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Net earnings decreased by $0.2 million for the three months ended December 31, 2011 compared to the three months ended December 31, 2010 and increased by $2.0 million for the year ended December 31, 2011 compared to the year ended December 31, 2010. Following is a summary of the change in net earnings by property or category for the three months and year ended December 31, 2011 compared to the three months and year ended December 31, 2010, respectively:

	Net Earnings
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2011	vs. 2010	2011	vs. 2010
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$(0.0)	(1%)	$0.2	4%
Century Casino, Calgary	(0.8)	(97%)	(0.4)	(147%)
Century Casino & Hotel, Central City	0.2	190%	0.2	20%
Century Casino & Hotel, Cripple Creek	0.0	158%	0.5	207%
Cruise Ships & Aruba	0.2	426%	0.4	760%
Corporate Other	0.2	18%	1.1	25%
Total	$(0.2)	(29%)	$2.0	196%

Included in net earnings results for the three months and year ended December 31, 2010, is a $1.2 million gain on bargain purchase associated with our Century Casino Calgary acquisition. Items deducted from or added to earnings from operations to arrive at net earnings include gain on bargain purchase, interest income, interest expense and gains on foreign currency transactions.

Overall, the increase in earnings from operations and net earnings in 2011 is due to increased efforts to attract customers and generate additional revenue while controlling costs at all properties. The increase is also due to a 4.0% increase in the average exchange rate between the U.S. and Canadian dollar for the year ended December 31, 2011 compared to the year ended December 31, 2010.

*See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Property and Category Results
(in thousands)

	Net Operating Revenue		Adjusted EBITDA*		Net Operating Revenue		Adjusted EBITDA*
	For the Three Months		For the Three Months		For the Year		For the Year
	Ended December 31,		Ended December 31,		Ended December 31,		Ended December 31,
	2011	2010	2011	2010	2011	2010	2011	2010
Century Casino & Hotel, Edmonton	$6,116	$5,696	$1,963	$1,775	$23,906	$21,844	$7,899	$6,881
Century Casino, Calgary	2,703	2,286	302	(255)	10,206	8,090	620	(193)
Century Casino & Hotel, Central City	4,306	4,138	858	883	17,980	17,368	3,779	4,024
Century Casino & Hotel, Cripple Creek	2,682	2,458	277	249	12,236	10,351	2,296	1,571
Cruise Ships & Aruba	1,796	1,001	261	61	6,538	2,988	1,027	412
Corporate Other	0	52	(1,332)	(1,346)	0	51	(4,929)	(4,786)
Consolidated	$17,603	$15,631	$2,329	$1,367	$70,866	$60,692	$10,692	$7,909

Balance Sheet and Liquidity

As of December 31, 2011, the Company had $25.2 million in cash and cash equivalents and $9.1 million in debt obligations on its balance sheet compared to $21.5 million in cash and cash equivalents and $13.5 million in debt obligations at December 31, 2010.

Conference Call Information

Today the Company will post a copy of the Form 10-K filed with the SEC for the year ended December 31, 2011 on its website at http://corporate.cnty.com/investor-relations/sec-filings.

Century Casinos will host its fourth quarter 2011 earnings conference call today at 10:00 am MDT; 6:00 pm CET, respectively. U.S. domestic participants should dial 1-800-862-9098. For all other international participants, please use +1-785-424-1051 to dial in. Participants may also listen to the call live or obtain a recording of the call on the Company’s website at http://corporate.cnty.com/investor-relations/sec-filings.

(continued)

*See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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CENTURY CASINOS, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION – US GAAP BASIS

	For the Three Months Ended December 31,		For the Year Ended December 31,
Amounts in thousands, except for per share information	2011	2010	2011	2010
Operating revenue:
Gaming	$15,081	$13,467	$62,070	$53,635
Hotel, bowling, food and beverage	3,410	3,193	12,946	11,505
Other	1,138	792	4,033	2,914
Gross revenue	19,629	17,452	79,049	68,054
Less: Promotional allowances	(2,026)	(1,821)	(8,183)	(7,362)
Net operating revenue	17,603	15,631	70,866	60,692
Operating costs and expenses:
Gaming	7,550	6,573	29,365	24,150
Hotel, bowling, food and beverage	2,465	2,632	10,094	9,378
General and administrative	5,153	5,428	21,582	20,493
Impairments and other write-offs, net of recoveries	5	0	5	13
Depreciation	1,312	1,583	6,144	6,125
Total operating costs and expenses	16,485	16,216	67,190	60,159
Earnings from equity investment	(134)	218	589	534
Earnings from operations	984	(367)	4,265	1,067
Non-operating income (expense):
Gain on bargain purchase	0	1180	0	1,180
Interest income	25	11	38	50
Interest expense	(173)	(313)	(802)	(1,174)
Gains on foreign currency transactions & other	25	143	187	169
Non-operating (expense) income, net	(123)	1,021	(577)	225
Earnings before income taxes	861	654	3,688	1,292
Income tax provision (benefit)	271	(176)	667	270
Net earnings	590	830	$3,021	$1,022

Earnings per share:
Basic	$0.03	$0.04	$0.13	$0.04
Diluted	$0.03	$0.03	$0.13	$0.04

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CENTURY CASINOS, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets

(Amounts in thousands)

		Revised
	December 31,	December 31,
	2011	2010
Assets
Current Assets	$27,286	$23,467
Property and equipment, net	99,605	103,956
Other Assets	9,836	9,169
Total Assets	$136,727	$136,592

Liabilities and Shareholders’ Equity
Current Liabilities	$21,359	$14,243
Non-Current Liabilities	2,828	11,374
Shareholders’ Equity	112,540	110,975
Total Liabilities and Shareholders’ Equity	$136,727	$136,592

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Adjusted EBITDA Margins ** by Property or Category (Unaudited)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
Century Casino & Hotel, Edmonton	32%	31%	33%	32%
Century Casino, Calgary	11%	(11%)	6%	(2%)
Century Casino & Hotel, Central City	20%	21%	21%	23%
Century Casino & Hotel, Cripple Creek	10%	10%	19%	15%
Cruise Ships & Aruba	15%	6%	16%	14%
Consolidated Adjusted EBITDA Margin	13%	9%	15%	13%

Reconciliation of Adjusted EBITDA * to Earnings (Loss) by Property or Category (Unaudited)
For the Three Months Ended December 31, 2011

Amounts In thousands
	Three Months Ended December 31, 2011
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Aruba	Corporate	Total

Earnings (loss)	1,057	27	307	11	137	(949)	590
Interest income	(8)	0	0	0	0	(17)	(25)
Interest expense	168	3	0	0	0	2	173
Income taxes (benefit)	450	75	177	6	14	(451)	271
Depreciation	308	202	373	260	110	59	1,312
Non-cash stock based compensation	0	0	0	0	0	4	4
Foreign currency (gains) losses	(12)	(5)	0	0	0	(8)	(25)
(Gain) loss on disposition of fixed assets	0	0	(4)	0	0	28	24
Impairments and other write-offs	0	0	5	0	0	0	5
Adjusted EBITDA*	1,963	302	858	277	261	(1,332)	2,329

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA * to Earnings (Loss) by Property or Category (Unaudited)
For the Three Months Ended December 31, 2010

Amounts In thousands
	Three Months Ended December 31, 2010
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total

Earnings (loss)	1,067	871	106	(19)	(42)	(1,153)	830
Interest income	(2)	0	0	0	0	(9)	(11)
Interest expense	309	0	0	0	0	4	313
Income taxes (benefit)	28	(43)	52	(11)	(2)	(200)	(176)
Depreciation	360	87	675	278	105	78	1,583
Non-cash stock based compensation	0	0	0	0	0	96	96
Foreign currency (gains)	13	10	0	0	0	(166)	(143)
Gain on bargain purchase	0	(1,180)	0	0	0	0	(1,180)
(Gain) loss on disposition of fixed assets	0	0	50	1	0	4	55
Adjusted EBITDA*	1,775	(255)	883	249	61	(1,346)	1,367

Reconciliation of Adjusted EBITDA * to Earnings (Loss) by Property or Category (Unaudited)
For the Year Ended December 31, 2011

Amounts In thousands
	Year Ended December 31, 2011
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total

Earnings (loss)	4,298	(126)	983	788	456	(3,378)	3,021
Interest income	(21)	0	0	0	0	(17)	(38)
Interest expense	794	4	0	0	0	4	802
Income taxes (benefit)	1,424	(68)	553	482	86	(1,810)	667
Depreciation	1,422	779	2,227	1,031	442	243	6,144
Non-cash stock based compensation	0	0	0	0	0	199	199
Foreign currency (gains) losses	(18)	31	0	0	0	(200)	(187)
(Gain) loss on disposition of fixed assets	0	0	11	(5)	43	30	79
Impairments and other write-offs	0	0	5	0	0	0	5
Adjusted EBITDA*	7,899	620	3,779	2,296	1,027	(4,929)	10,692

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA * to Earnings (Loss) by Property or Category (Unaudited)
For the Year Ended December 31, 2010

Amounts In thousands
	Year Ended December 31, 2010
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Aruba	Corporate	Total

Earnings (loss)	4,148	266	821	257	53	(4,523)	1,022
Interest income	(22)	(1)	0	0	0	(27)	(50)
Interest expense	1,166	0	0	0	0	8	1,174
Income taxes (benefit)	133	441	454	158	2	(918)	270
Depreciation	1,406	272	2,698	1,150	357	242	6,125
Non-cash stock based compensation	0	0	0	0	0	482	482
Foreign currency (gains) losses	31	9	0	0	0	(110)	(70)
Gain on bargain purchase	0	(1,180)	0	0	0	0	(1,180)
(Gain) loss on disposition of fixed assets	9	0	51	2	0	61	123
Impairments and other write-offs	10	0	0	4	0	(1)	13
Adjusted EBITDA*	6,881	(193)	4,024	1,571	412	(4,786)	7,909

*  The Company defines Adjusted EBITDA as earnings (loss) before interest, income taxes, depreciation, amortization, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, gains (losses) on disposition of fixed assets, discontinued operations, realized foreign currency gains (losses) and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings and Adjusted EBITDA reported for each property. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP. Adjusted EBITDA is not considered a measure of performance recognized under accounting principles generally accepted in the United States of America. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of its properties and the Company. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. EBITDA (Earnings before interest, taxes, depreciation and amortization) is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to earnings (loss) above.

**  The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

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About Century Casinos, Inc.:
Century Casinos, Inc. is an international casino entertainment company that owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. The Company also operates casinos aboard twelve luxury cruise vessels (Regatta, Insignia, Nautica, Marina, Mein Schiff 1, Mein Schiff 2, Wind Surf, Wind Star, Wind Spirit, Seven Seas Voyager, Seven Seas Mariner and Seven Seas Navigator) and signed a contract for an additional casino on board Oceania Cruises’ Riviera that is expected to start operations in 2012. Through its Austrian subsidiary, Century Casinos Europe GmbH, the Company holds a 33.3% ownership interest in Casinos Poland Ltd., the owner and operator of four casinos in Poland. The Company also manages the operations of the casino at the Radisson Aruba Resort, Casino & Spa in Aruba, Caribbean. Century Casinos, Inc. continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® and the Vienna Stock Exchange under the symbol CNTY.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Security Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, economic improvements in 2012 and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2011. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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